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                                                                   EXHIBIT 10.39

                       AMENDMENT TO INTERCOMPANY AGREEMENT

         WHEREAS, an Intercompany Agreement (the "Agreement") was entered into as of June 9, 1997, by and among, SANTA FE INTERNATIONAL CORPORATION ("SFIC"), SFIC HOLDINGS (CAYMAN), INC. ("SFIC Holdings") and KUWAIT PETROLEUM CORPORATION ("KPC"); and

        WHEREAS, the parties to said Agreement have agreed to amend same in the manner specified herein.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is agreed that the Agreement shall be and by this document is amended as specified herein effective as of December 26, 2000:

1. It is acknowledged and agreed that the definitions contained in ARTICLE I of the Agreement are incorporated herein.

2. In the first sentence of ARTICLE VI, Section 6.1(c) of the Agreement, the reference to "until the fifth anniversary of the Balance Sheet Date" is amended to read "until December 31, 2000".

3. The last paragraph of ARTICLE VI, Section 6.1 (c) of the Agreement is amended to read as follows:

          "On December 31, 2000, the parties shall distribute the $38,908,966 which remains in the Liability Payment Fund by paying $24,757,227 to SFIC and $14,151,739 to SFIC Holdings. The agreed bases for such liquidation of the Liability Payment Fund are as detailed in Attachment A hereto. From and after the time of such payments, SFIC shall assume liability for and indemnify and hold harmless each member of the KPC Affiliated Group and each of the officers, directors, employees and agents of each member of the KPC Affiliated Group against any and all Losses in respect of Excluded Entity Actions to the extent that any such Excluded Entity Actions arises out of or relate to events occurring on or prior to the Balance Sheet Date, and SFIC Holdings shall have no further indemnification obligations pursuant to Section 6.1 (a)(i)."

4.   This amendment shall be deemed to be amendment and modification pursuant to
     ARTICLE VIII, Section 8.8 of the Agreement. Except as expressly amended, the Agreement shall otherwise remain in full force and effect.




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IN WITNESS HEREOF, the parties have caused this Amendment to Intercompany
Agreement to be executed and delivered as of the 21 day of December 2000.

                                   SANTA FE INTERNATIONAL CORPORATION


                                   By: /s/ C. Stedman Garber, Jr.
                                       -----------------------------------------
                                           Name:   C. Stedman Garber, Jr.
                                           Title:  President




                                   SFIC HOLDINGS (CAYMAN), INC.


                                   By: /s/ Cary A. Moomjian, Jr.
                                       -----------------------------------------
                                           Name:  Cary A. Moomjian, Jr.
                                           Title: Secretary




                                   KUWAIT PETROLEUM CORPORATION


                                   By: /s/ Nader H. Sultan, Jr.
                                       -----------------------------------------
                                           Name:  Nader H. Sultan, Jr.
                                           Title: Deputy Chairman and Chief
                                                  Executive Officer



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                                  ATTACHMENT A

                          SFIC HOLDINGS (CAYMAN), INC.
                             LIABILITY PAYMENT FUND
                             SETTLEMENT CALCULATION


                                                            SFIC           SFIC HOLDINGS         TOTAL
                                                         ------------      -------------      ------------

SFIC funded for remaining known liabilities:             $  2,534,623                 --      $  2,534,623
Settlement per Intercompany Agreement
     First ten million to SFIC                             10,000,000                 --        10,000,000
     Balance divided equally                               13,187,171         13,187,172        26,374,343
                                                         ------------       ------------      ------------
                                                           25,721,794         13,187,172        38,908,966
            Sub-total

SFIC allocates 50% of time value of money for
early settlement:  ($25.7 @ 6%) /2
for January 1, 2001 through March 31, 2002                   (964,567)           964,567                --

            Net Settlement                               $ 24,757,227       $ 14,151,739      $ 38,908,966
                                                         ------------       ------------      ------------